UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001–11549	63–0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 653–8881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)
☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2004, Blount International, Inc. (“Blount”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed in schedule 1 thereto (the “Underwriters”), and the selling stockholders listed in schedule 3 thereto, relating to the sale of 10,000,000 shares (the “Firm Stock”) of the common stock (“Common Stock”), par value $0.01 per share, of Blount with an option to purchase an additional 1,500,000 shares of Common Stock (the “Option Stock” and, collectively with the Firm Stock, the “Stock”).  The price of the Stock to the Underwriters will be $15.716 per share.  The offering of the Stock will be made by means of a prospectus, which consists of a base prospectus and a prospectus supplement, and will be filed with the U.S. Securities Exchange Commission (the “Commission”).  The Stock that is being offered and sold pursuant to the Underwriting Agreement is registered on Form S-3 (Registration No. 333-120661) and includes the registration of the Stock and certain other securities of Blount and was filed by Blount with the Commission pursuant to the Securities Act of 1933, as amended on November 22, 2004 and declared effective December 6, 2004.

As part of this Current Report on Form 8-K, the Company is filing the Underwriting Agreement as Exhibit 1.1 and is filing a Press Release, dated December 15, 2004, regarding the pricing of the Stock as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated December 14, 2004.

99.1	Press Release dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blount International, Inc.,
Date: December 16, 2004	By:	/s/ Richard H. Irving, III
Richard H. Irving, III Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 14, 2004.

99.1	Press Release dated December 16, 2004.